UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2023, ProMIS Neurosciences Inc. (the “Company”) entered into an Unit Purchase Agreement (the “Unit Purchase Agreement”) with selected investors that qualify as “accredited investors” (the “PIPE Investors”), as defined in Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), for the purpose of raising approximately $20.4 million in gross proceeds for the Company (the “Offering”). Pursuant to the terms of the Unit Purchase Agreement, the Company agreed to sell to PIPE Investors in the Offering, an aggregate of (a) 9,945,969 common share units (the “Common Share Units”), each consisting of one of the Company’s common shares, no par value (the “Common Shares”), and one warrant to purchase one Common Share (the “Warrants”) and (b) 954,725 pre-funded units, each consisting of one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrant”) and one Warrant (the “Pre-Funded Units” and together with the Common Share Units, the “Units”). The purchase price for each Common Share Unit was $1.88 per Common Share Unit and the purchase price for each Pre-Funded Unit was $1.87 per Pre-Funded Unit. The Warrants have an exercise price of $ 1.75 per whole Warrant, are exercisable beginning February 21, 2024 and will expire February 21, 2029. The final closing of the sales of the Units pursuant to the Unit Purchase Agreements is expected to occur on August 23, 2023. The gross proceeds to the Company from the Offering are expected to be approximately $20.48 million before deducting placement agent fees and other offering expenses.

In connection with the Unit Purchase Agreement, the Company entered into a Registration Rights Agreement with each of the PIPE Investors (the “Registration Rights Agreement”), pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act, covering the resale of the Common Shares issued to the PIPE Investors under the Unit Purchase Agreement, together with the Common Shares issuable upon exercise of the Pre-Funded Warrants and the Warrants (the “Warrant Shares”). The Company is required to file the Registration Statement with the SEC within 30 days after the date of the final closing of the Offering (the “Filing Date”) and is required to have the Registration Statement declared effective by the SEC within 45 days after the Filing Date (or 90 days after the Filing Date in the event the SEC notifies the Company in writing that it will conduct a review of the Registration Statement).

In connection with the Offering, the Company has agreed to issue warrants to a placement agent equivalent to 3% of the Common Shares and Pre-Funded Warrants included in the Units sold in the Offering at an exercise price equal to U.S. $1.75 and a three year exercise period (the “Placement Agent Warrants”).

Additionally, on August 21, 2023, the Company entered into a letter agreement (the “Letter Agreement”) with certain holders (the “Series 1 Preferred Share Investors”) of the Company’s Series 1 convertible preferred shares (the “Series 1 Preferred Shares”), whereby the Company agreed that the Company (i) will not, for a period of nine months following August 21, 2023, sell equity securities or securities convertible into equity securities or otherwise take any action which will result in the occurrence of the Mandatory Conversion Event (as defined in the Company’s Articles of Amalgamation), unless the Company receives proceeds from the sale of equity securities or securities convertible into equity securities in an amount exceeding $14.0 million in a single closing (the “Financing Limitation”) and (ii) will promptly negotiate in good faith with the Series 1 Preferred Share Investors regarding an acceptable restructuring of the Company’s capital structure and organizational documents to amend any requirement that the Series 1 Preferred Shares be subject to any mandatory conversion of those shares into any other class or series of shares of capital stock of the Company so as to, in all events, preserve the economic benefit of the liquidation preference applicable to the Series 1 Preferred Shares for the holders thereof (the “Amendment”). Upon such Amendment, the Financing Limitation will temrinate.

The foregoing descriptions of the material terms of the Unit Purchase Agreement, the Warrants, the Pre-Funded Warrants and the Registration Rights Agreement, do not purport to be complete and are qualified in their entirety by reference to the full texts of the Form of Unit Purchase Agreement, the Form of Warrant, the Form of Pre-Funded Warrant and the Form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Report relating to the Offering is hereby incorporated by reference into this Item 3.02. The Units, Common Shares, Pre-Funded Warrants, Warrants and Warrant Shares, are being sold and/or issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506(b) of Regulation D promulgated thereunder as well as available exemptions under applicable state securities laws.

Item 8.01 Other Information.

On August 21, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Unit Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated August 21, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: August 22, 2023	By:	/s/ Gail Farfel
Name: Gail Farfel, Ph.D.
Title: Chief Executive Officer